Exhibit 99.1

Rubicon Project Reports Third Quarter 2017 Results
LOS ANGELES, California – November 2, 2017 – Rubicon Project (NYSE: RUBI), the global exchange for advertising, today reported its results of operations for the third quarter of 2017.
Recent Highlights

•	Buy side transaction fees eliminated effective November 1, 2017.

•	Prebid beta version launched as a server-side header bidding solution.

•
Google’s DoubleClick Bid Manager has integrated Rubicon Project’s Private Marketplace (PMP) deals directly into the Bid Manager interface, making Rubicon Project the first third party exchange to offer PMPs through Bid Manager.

•	Auction dynamics tests underway to evaluate first-price auctions in header bidding.

•
nToggle acquisition for $38.6 million in cash closed during the quarter. Rollout of technology underway to help DSPs identify and target key audiences more effectively, win more auctions and reduce capital expenditures to keep up with explosion of bid requests driven by header bidding.

•	Revenue was $35.2 million, compared to $65.8 million for the third quarter of 2016; non-GAAP net revenue(1) was $35.2 million, compared to $60.6 million for the third quarter of 2016.

•
Net loss(2) was $103.6 million, or loss per share(2) of $2.11, compared to net income of $3.5 million, or income per share of $0.07 for the third quarter of 2016. The net loss for the third quarter of 2017 included a $90.3 million non-cash goodwill impairment charge.

•	Adjusted EBITDA(1) was a negative $2.3 million, compared to Adjusted EBITDA of $15.3 million for the third quarter of 2016.

•	Non-GAAP loss per share(1)(2) was $0.14, compared to $0.20 earnings per share for the third quarter of 2016.

“We continued to take additional actions, specifically changes to our auction dynamics and elimination of our buy side transaction fees, in support of our clear strategy to increase supply, improve win rates and be the most valuable and efficient marketplace in a very competitive market,” said Michael G. Barrett, President and CEO of Rubicon Project. “The combination of recent improvements with nToggle, elimination of our buyer fees, our improved auction dynamics, commitment to transparency, leadership in server-side header bidding, plus our long-term commitment to quality and trust, continue to differentiate us as the leading exchange of choice for DSPs and publishers.”

Third Quarter 2017 Results Summary
(in millions, except per share amounts and percentages)
	Three Months Ended
	September 30, 2017	September 30, 2016	Change
Revenue	$35.2	$65.8	(47)%
Advertising spend(1)	$195.0	$242.8	(20)%
Non-GAAP net revenue(1)	$35.2	$60.6	(42)%
Take rate(4)	18.1%	24.9%	(680 bps)
Net income (loss) (2)	($103.6)	$3.5	nm
Adjusted EBITDA(1)	($2.3)	$15.3	(115)%
Adjusted EBITDA margin(3)	(7%)	25%	(32 ppt)
Basic and diluted income (loss) per share (2)	($2.11)	$0.07	nm
Non-GAAP earnings (loss) per share(1)(2)	($0.14)	$0.20	(170)%

Definitions:
(1)
Non-GAAP net revenue, Adjusted EBITDA, non-GAAP earnings (loss) per share, and advertising spend are non-GAAP financial measures. Please see the discussion in the section called "Non-GAAP Financial Measures" and the reconciliations included at the end of this press release.

(2)
Net income (loss), diluted income (loss) per share and non-GAAP earnings (loss) per share for the third quarter 2017 and third quarter 2016 include a tax benefit of $2.0 million and a tax provision of $0.5 million, respectively. In addition, non-GAAP earnings (loss) per share includes the tax effect of non-GAAP adjustments for the third quarter 2017 and third quarter of 2016 resulting in provision of $0.1 million and $6.1 million, respectively.

(3)
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by revenue (or for periods in which we have revenue reported on a gross basis, by non-GAAP net revenue). Reconciliations for both net income (loss) to Adjusted EBITDA and revenue to non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures."

(4)
Take rate is an operational performance measure calculated as revenue (or for periods in which we have revenue reported on a gross basis, as non-GAAP net revenue) divided by advertising spend. Reconciliations for revenue to both advertising spend and non-GAAP net revenue are included at the end of this press release. For further discussion, please see "Non-GAAP Financial Measures." We review take rate for internal management purposes to assess the development of our marketplace with buyers and sellers. Our take rate (and our fees, which drive take rate) can be affected by a variety of factors, including the terms of our arrangements with buyers and sellers active on our platform in a particular period; the scale of a buyer's or seller's activity on our platform; mix of inventory or transaction types; the implementation of new products; platforms and solution features; auction dynamics; negotiations with clients; header bidding; competitive factors and our strategic pricing decisions, including strategic fee reductions we implemented during the first half of 2017 and elimination of our buyer transaction fees as of November 1, and additional fee reductions or alternative pricing models we may implement in the future; and the overall development of the digital advertising ecosystem.

nm	not meaningful
Third Quarter 2017 Results Conference Call and Webcast:
The Company will host a conference call on November 2, 2017 at 1:30 PM (PT) / 4:30 PM (ET) to discuss the results for its third quarter of 2017.

Live conference call
Toll free number:	(844) 875-6911 (for domestic callers)
Direct dial number:	(412) 902-6511 (for international callers)
Passcode:	Ask to join the Rubicon Project conference call
Simultaneous audio webcast:	http://investor.rubiconproject.com, under "Events and Presentations"

Conference call replay
Toll free number:	(877) 344-7529 (for domestic callers)
Direct dial number:	(412) 317-0088 (for international callers)
Passcode:	10113478
Webcast link:	http://investor.rubiconproject.com, under "Events and Presentations"
About Rubicon Project
Founded in 2007, Rubicon Project is one of the world’s largest advertising exchanges. The company helps websites and apps thrive by giving them tools and expertise to sell ads easily and safely. In addition, the world’s leading agencies and brands rely on Rubicon Project’s technology to execute billions of advertising transactions each month. Rubicon Project is an independent, publicly traded company (NYSE:RUBI) headquartered in Los Angeles, California.
Note: The Rubicon Project and the Rubicon Project logo are registered service marks of The Rubicon Project, Inc.

Forward-Looking Statements:
This press release and management's prepared remarks during the conference call referred to above include, and management's answers to questions during the conference call may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as "may," "might," "will," "objective," "intend," "should," "could," "can," "would," "expect," "believe," "design," "anticipate," "estimate," "predict," "potential," "plan" or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning our anticipated financial performance, including, without limitation, revenue, advertising spend, profitability, net income (loss), Adjusted EBITDA, earnings per share, and cash flow; strategic objectives, including focus on header bidding, mobile, video, Orders, and private marketplace opportunities; investments in our business; development of our technology; introduction of new offerings; the impact of our acquisition of nToggle and its traffic shaping technology on our business; scope and duration of client relationships; the fees we may charge in the future; business mix; sales growth; client utilization of our offerings; our competitive differentiation; our leadership position in the industry; our market share, market conditions, trends, and opportunities; user reach; certain statements regarding future operational performance measures including ad requests, fill rate, advertising spend, take rate, paid impressions, and average CPM; and factors that could affect these and other aspects of our business.
These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to: our ability to grow and to manage any growth effectively; our ability to develop innovative new technologies and remain a market leader; our ability to attract and retain buyers and sellers and increase our business with them; our vulnerability to loss of, or reduction in spending by, buyers; our ability to maintain and grow a supply of advertising inventory from sellers; the effect on the advertising market and our business from difficult economic conditions; the freedom of buyers and sellers to direct their spending and inventory to competing sources of inventory and demand; our ability to use our solution to purchase and sell higher value advertising and to expand the use of our solution by buyers and sellers utilizing evolving digital media platforms; our ability to introduce new offerings and bring them to market in a timely manner in response to client demands and industry trends, including shifts in digital advertising growth from display to mobile channels; the increased prevalence of header bidding and its effect on our competitive position; our header bidding solution not resulting in revenue growth and causing infrastructure strain and added cost; uncertainty of our estimates and expectations associated with new offerings, including header bidding, private marketplace, mobile, video, Orders, automated guaranteed, and guaranteed audience solutions, and traffic shaping; declining fees and take rate, including as a result of implementation of alternative pricing models in response to market pressures, including demands for reduction or elimination of buyer fees, and the need to grow through advertising spend and fill rate increases rather than pricing increases; our ability to compensate for declining take rate by increasing the volume of transactions on our platform; our vulnerability to the depletion of our cash resources as revenue declines with the reduction of our take rate and as we incur additional investments in technology required to support the increased volume of transactions on our exchange; our ability to raise additional capital; our limited operating history and history of losses; our ability to continue to expand into new geographic markets; our ability to adapt effectively to shifts in digital advertising to mobile and video channels and formats; increased prevalence of ad blocking technologies; the slowing growth rate of online digital display advertising; the growing percentage of online and mobile advertising spending captured by owned and operated sites (such as Facebook and Google); the effects, including the loss of market share, of increased competition in our market and increasing concentration of advertising spending, including mobile spending, in a small number of very large competitors; acts of competitors and other third parties that can adversely affect our business; our ability to differentiate our offerings and compete effectively in a market trending increasingly toward commodification, transparency, and disintermediation; requests from buyers and sellers for discounts, fee concessions or revisions, rebates, refunds, and greater levels of pricing transparency and specificity; potential adverse effects of malicious activity such as fraudulent inventory and malware; the effects of seasonal trends on our results of operations; costs associated with defending intellectual property infringement and other claims; our ability to attract and retain qualified employees and key personnel; our ability to identify future acquisitions of or investments in complementary companies or technologies and our ability to consummate the acquisitions and integrate such companies or technologies; and our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning data protection and consumer privacy and evolving labor standards.
We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q. These forward-looking statements represent our estimates and assumptions only as of the date made. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
Non-GAAP Financial Measures:
This press release includes information relating to advertising spend, non-GAAP net revenue, Adjusted EBITDA, non-GAAP net income, and non-GAAP earnings per share, which are financial measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures are used by our management and board of directors, in addition to our GAAP results, to understand and evaluate our performance and trends, to prepare and approve our annual budget, and to develop short- and long-term plans and performance objectives. Management believes that these non-GAAP financial measures provide useful information about our core results and thus are appropriate to enhance the overall understanding of our past performance and our prospects for the future.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. You are encouraged to evaluate these adjustments, and review the reconciliation of these non-GAAP financial measures to their most comparable GAAP measures, and the reasons we consider them appropriate. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies. See "Reconciliation of revenue to advertising spend and revenue to non-GAAP net revenue," "Reconciliation of net loss to Adjusted EBITDA," "Reconciliation of net loss to non-GAAP net income" and "Reconciliation of GAAP EPS to non-GAAP EPS" included as part of this press release.
Advertising Spend:
We define advertising spend as the buyer spending on advertising transacted on our platform. Advertising spend does not represent revenue reported on a GAAP basis. Tracking our advertising spend facilitates comparison of our results to the results of companies in our industry that report GAAP revenue on a gross basis. We also use advertising spend for internal management purposes to assess market share of total advertising spending. Advertising spend may fluctuate due to seasonality and increases or decreases in paid impressions, CPM, and fees. In the past, we have experienced higher advertising spend during the fourth quarter of a given year resulting from higher advertiser budgets and more bidding activity on our platform, which may drive higher volumes of paid impressions or average CPM. However, lower buyer fees reduce advertising spend, and expected seasonal increases in ad spend in the fourth quarter of 2017 may not be enough to compensate for decreased take rates resulting from elimination of our buyer transaction fees on November 1, 2017, in which case we would not experience a holiday season fourth quarter revenue uplift this year. Advertising spend during the nine months ended September 30, 2017 has decreased $158 million compared to the nine months ended September 30, 2016, primarily due to market and competitive pressures, deceleration in traditional desktop display spending, header bidding dynamics and decreases in our fees. The elimination of our buyer transaction fees on November 1, 2018 will result in further decreases in advertising spend in the fourth quarter of 2017 and into 2018 absent compensating increases in transaction activity on our platform.
Non-GAAP Net Revenue:
We define non-GAAP net revenue as GAAP revenue less amounts paid to sellers that are included within cost of revenue for the portion of our revenue reported on a gross basis. Non-GAAP net revenue would represent our revenue if we were to record all of our revenue on a net basis. Non-GAAP net revenue does not represent revenue reported on a GAAP basis. Non-GAAP net revenue is one useful measure in assessing the performance of our business in periods for which our revenue includes revenue reported on a gross basis, because it shows the operating results of our business on a consistent basis without the effect of gross revenue reporting that we applied to transactions under the intent marketing business that we exited in the first quarter of 2017, and facilitates comparison of our results to the results of companies that report all of their revenue on a net basis. A potential limitation of non-GAAP net revenue is that other companies may define non-GAAP net revenue differently, which may make comparisons difficult.
Non-GAAP net revenue is influenced by demand for our services, the volume and characteristics of advertising spend, and our take rate. The revenue we have reported on a gross basis was associated with our intent marketing solution. Because we exited that business in the first quarter of 2017, we do not expect any difference between revenue and non-GAAP net revenue unless and until changes in our business or applicable accounting standards require gross reporting for at least some of our revenue. Elimination of our buyer transaction fees on November 1, 2017 will reduce our take rate, resulting in reduced non-GAAP net revenue in the fourth quarter of 2017 and into 2018 absent compensating increases in transaction activity on our platform.

Adjusted EBITDA:
We define Adjusted EBITDA as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and amortization, amortization of acquired intangible assets, impairment charges, interest income or expense, and other cash and non-cash based income or expenses that we do not consider indicative of our core operating performance, including, but not limited to foreign exchange gains and losses, acquisition and related items, and provision (benefit) for income taxes. We believe Adjusted EBITDA is useful to investors in evaluating our performance for the following reasons:

•
Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s performance without regard to items such as those we exclude in calculating this measure, which can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired.

•
Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors concerning our performance. Adjusted EBITDA may also be used as a metric for determining payment of cash incentive compensation.

•
Adjusted EBITDA provides a measure of consistency and comparability with our past performance that many investors find useful, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results of operations as reported under GAAP. These limitations include:

•
Stock-based compensation is a non-cash charge and will remain an element of our long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period.

•
Depreciation and amortization are non-cash charges, and the assets being depreciated or amortized will often have to be replaced in the future, but Adjusted EBITDA does not reflect any cash requirements for these replacements.

•	Impairment charges are non-cash charges related to goodwill, intangible assets and/or long-lived assets.

•
Adjusted EBITDA does not reflect non-cash charges related to acquisition and related items, such as amortization of acquired intangible assets and changes in the fair value of contingent consideration.

•
Adjusted EBITDA does not reflect cash and non-cash charges and changes in, or cash requirements for, acquisition and related items, such as certain transaction expenses and expenses associated with earn-out amounts.

•	Adjusted EBITDA does not reflect changes in our working capital needs, capital expenditures, or contractual commitments.

•	Adjusted EBITDA does not reflect cash requirements for income taxes and the cash impact of other income or expense.

•	Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Our Adjusted EBITDA is influenced by fluctuations in our revenue and the timing and amounts of our investments in our operations. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating loss, or any other measure of financial performance calculated and presented in accordance with GAAP.

Non-GAAP Net Income (Loss) and Non-GAAP Earnings (Loss) per Share:
We define non-GAAP earnings (loss) per share as non-GAAP net income (loss) divided by non-GAAP weighted-average shares outstanding. Non-GAAP net income (loss) is equal to net income (loss) excluding stock-based compensation, impairment charges, cash and non-cash based acquisition and related expenses, including amortization of acquired intangible assets, transaction expenses, expenses associated with earn-out amounts, and foreign currency gains and losses. In periods in which non-GAAP net income (loss) is positive, non-GAAP weighted-average shares outstanding used to calculate non-GAAP earnings (loss) per share includes the impact of potentially dilutive shares. Potentially dilutive shares consist of stock options, restricted stock awards, restricted stock units, potential shares issued under the Employee Stock Purchase Plan, each computed using the treasury stock method, shares held in escrow, and potential shares issued as part of contingent consideration as a result of business combinations. We believe non-GAAP earnings (loss) per share is useful to investors in evaluating our ongoing operational performance and our trends on a per share basis, and also facilitates comparison of our financial results on a per share basis with other companies, many of which present a similar non-GAAP measure. However, a potential limitation of our use of non-GAAP earnings (loss) per share is that other companies may define non-GAAP earnings (loss) per share differently, which may make comparison difficult. This measure may also exclude expenses that may have a material impact on our reported financial results. Non-GAAP earnings (loss) per share is a performance measure and should not be used as a measure of liquidity. Because of these limitations, we also consider the comparable GAAP measure of net income (loss).

Investor Relations Contact
Nick Kormeluk
(949) 500-0003
nkormeluk@rubiconproject.com
Media Contact
Eric Bonach
Rubicon Project
(310) 207-0272
press@rubiconproject.com

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$99,525	$149,423
Marketable securities	39,480	40,550
Accounts receivable, net	132,958	192,064
Prepaid expenses and other current assets	10,500	9,540
TOTAL CURRENT ASSETS	282,463	391,577
Property and equipment, net	37,448	36,246
Internal use software development costs, net	13,617	16,522
Other assets, non-current	3,239	2,921
Intangible assets, net	18,122	6,804
Goodwill	—	65,705
TOTAL ASSETS	$354,889	$519,775
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$165,783	$214,903
Other current liabilities	3,046	3,534
TOTAL CURRENT LIABILITIES	168,829	218,437
Deferred tax liability, net	42	42
Other liabilities, non-current	1,817	1,783
TOTAL LIABILITIES	170,688	220,262
STOCKHOLDERS' EQUITY
Additional paid-in capital	414,081	398,787
Accumulated other comprehensive loss	87	(273)
Accumulated deficit	(229,967)	(99,001)
TOTAL STOCKHOLDERS' EQUITY	184,201	299,513
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$354,889	$519,775

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$35,211	$65,811	$124,148	$205,554
Expenses (1)(2):
Cost of revenue	12,985	17,798	41,371	52,121
Sales and marketing	12,503	21,635	39,660	64,879
Technology and development	11,580	12,513	36,377	38,250
General and administrative	13,644	16,238	43,079	53,233
Restructuring and other exit costs	—	—	5,959	—
Impairment of goodwill	90,251	—	90,251	—
Total expenses	140,963	68,184	256,697	208,483
Loss from operations	(105,752)	(2,373)	(132,549)	(2,929)
Other (income) expense:
Interest income, net	(269)	(134)	(664)	(359)
Other income	(123)	(191)	(502)	(388)
Foreign exchange (gain) loss, net	242	(21)	1,093	(338)
Total other income, net	(150)	(346)	(73)	(1,085)
Loss before income taxes	(105,602)	(2,027)	(132,476)	(1,844)
Benefit for income taxes	(2,031)	(5,557)	(1,510)	(4,981)
Net income (loss)	$(103,571)	$3,530	$(130,966)	$3,137
Net income (loss) per share:
Basic	$(2.11)	$0.07	$(2.69)	$0.07
Diluted	$(2.11)	$0.07	$(2.69)	$0.06
Weighted-average shares used to compute net income (loss) per share:
Basic	49,055	47,538	48,726	46,186
Diluted	49,055	48,683	48,726	49,126

(1) Stock-based compensation expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cost of revenue	$115	$91	$295	$261
Sales and marketing	1,115	2,054	3,524	6,711
Technology and development	1,122	1,287	3,178	4,461
General and administrative	2,294	3,099	7,631	10,615
Restructuring and other exit costs	—	—	1,560	—
Total stock-based compensation expense	$4,646	$6,531	$16,188	$22,048

(2) Depreciation and amortization expense included in our expenses was as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Cost of revenue	$7,221	$7,010	$23,645	$19,678
Sales and marketing	135	2,736	888	6,298
Technology and development	615	692	1,612	1,896
General and administrative	207	516	1,009	1,490
Total depreciation and amortization expense	$8,178	$10,954	$27,154	$29,362

THE RUBICON PROJECT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Nine Months Ended
	September 30, 2017	September 30, 2016
OPERATING ACTIVITIES:
Net income (loss)	$(130,966)	$3,137
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	27,154	29,362
Stock-based compensation	16,188	22,048
Impairment of goodwill	90,251	—
Loss on disposal of property and equipment	269	5
Provision for doubtful accounts	482	558
Unrealized foreign currency gains, net	372	—
Deferred income taxes	(1,453)	(4,985)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	58,876	65,025
Prepaid expenses and other assets	(1,478)	(3,276)
Accounts payable and accrued expenses	(49,972)	(63,141)
Other liabilities	(510)	78
Net cash provided by operating activities	9,213	48,811
INVESTING ACTIVITIES:
Purchases of property and equipment	(14,554)	(11,393)
Capitalized internal use software development costs	(6,127)	(7,526)
Acquisitions, net of cash acquired	(38,610)	(238)
Investments in available-for-sale securities	(66,419)	(22,722)
Maturities of available-for-sale securities	67,650	20,600
Net cash used in investing activities	(58,060)	(21,279)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	391	13,796
Proceeds from issuance of common stock under employee stock purchase plan	444	1,137
Taxes paid related to net share settlement	(2,067)	(4,886)
Net cash provided by (used in) financing activities	(1,232)	10,047
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS AND RESTRICTED CASH	186	(71)
CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(49,893)	37,508
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — Beginning of period	149,498	116,832
CASH, CASH EQUIVALENTS AND RESTRICTED CASH — End of period	$99,605	$154,340
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Capitalized assets financed by accounts payable and accrued expenses	2,065	1,754
Capitalized stock-based compensation	338	772

THE RUBICON PROJECT, INC.
RECONCILIATION OF REVENUE TO ADVERTISING SPEND AND REVENUE TO NON-GAAP NET REVENUE
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$35,211	$65,811	$124,148	$205,554
Plus amounts paid to sellers(1)	159,808	176,991	466,802	543,158
Advertising spend	$195,019	$242,802	$590,950	$748,712

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue	$35,211	$65,811	$124,148	$205,554
Less amounts paid to sellers reflected in cost of revenue(2)	—	5,248	633	16,323
Non-GAAP net revenue	$35,211	$60,563	$123,515	$189,231

(1) Amounts paid to sellers for the portion of our revenue reported on a net basis for GAAP purposes.
(2) Amounts paid to sellers for the portion of our revenue reported on a gross basis for GAAP purposes.

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss)	$(103,571)	$3,530	$(130,966)	$3,137
Add back (deduct):
Depreciation and amortization expense, excluding amortization of acquired intangible assets	7,021	5,259	23,633	15,018
Amortization of acquired intangibles	1,157	5,695	3,521	14,344
Stock-based compensation expense	4,646	6,531	16,188	22,048
Impairment of goodwill	90,251	—	90,251	—
Acquisition and related items	268	3	268	334
Interest income, net	(269)	(134)	(664)	(359)
Foreign currency (gain) loss, net	242	(21)	1,093	(338)
Benefit for income taxes	(2,031)	(5,557)	(1,510)	(4,981)
Adjusted EBITDA	$(2,286)	$15,306	$1,814	$49,203

THE RUBICON PROJECT, INC.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (loss)	$(103,571)	$3,530	$(130,966)	$3,137
Add back (deduct):
Acquisition and related items, including amortization of acquired intangibles	1,425	5,698	3,789	14,678
Stock-based compensation expense	4,646	6,531	16,188	22,048
Impairment of goodwill	90,251	—	90,251	—
Foreign currency (gain) loss, net	242	(21)	1,093	(338)
Tax effect of Non-GAAP adjustments (1)	(79)	(6,066)	(89)	(5,228)
Non-GAAP net income (loss)	$(7,086)	$9,672	$(19,734)	$34,297

(1)
Non-GAAP net loss for the third quarter of 2017 includes the estimated tax impact from the expense items reconciling between net loss and non-GAAP net loss. For consistency, 2016 historical non-GAAP income has been adjusted to reflect the estimated tax impact of those items.

THE RUBICON PROJECT, INC.
RECONCILIATION OF GAAP EPS TO NON-GAAP EPS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
GAAP net income (loss) per share (1):
Basic	$(2.11)	$0.07	$(2.69)	$0.07
Diluted	$(2.11)	$0.07	$(2.69)	$0.06

Non-GAAP net income (loss) (2)	$(7,086)	$9,672	$(19,734)	$34,297

Reconciliation of weighted-average shares used to compute net income (loss) per share to non-GAAP weighted average shares outstanding:
Weighted-average shares used to compute net income (loss) per share:	49,055	48,683	48,726	49,126
Dilutive effect of weighted-average common stock options, RSAs, and RSUs(3)	—	—	—	—
Dilutive effect of weighted-average escrow shares	—	—	—	—
Dilutive effect of weighted-average ESPP(3)	—	—	—	—
Non-GAAP weighted-average shares outstanding	49,055	48,683	48,726	49,126
Non-GAAP earnings (loss) per share	$(0.14)	$0.20	$(0.40)	$0.70

(1) Calculated as net income (loss) divided by basic weighted-average shares used to compute net income (loss) per share as included in the consolidated statement of operations.
(2) Refer to reconciliation of net income (loss) to non-GAAP net income (loss).
(3)  In most periods in which net income is positive, the weighted-average shares used to compute diluted earnings per share are equal to the weighted-average shares used to compute basic loss per share and already include the dilutive effect of common stock options, RSAs, RSUs, acquisition related contingent and escrow shares, and ESPP using the treasury stock method.

THE RUBICON PROJECT, INC.
REVENUE AND ADVERTISING SPEND BY CHANNEL
(In thousands, except percentages)
(unaudited)

	Revenue				Advertising Spend
	Three Months Ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016

	(in thousands, except percentages)
Channel:
Desktop	$16,881	48%	$42,684	65%	$103,325	53%	$159,460	66%
Mobile	18,330	52	23,127	35	91,694	47	83,342	34
Total	$35,211	100%	$65,811	100%	$195,019	100%	$242,802	100%

	Revenue				Advertising Spend
	Nine Months Ended
	September 30, 2017		September 30, 2016		September 30, 2017		September 30, 2016

	(in thousands, except percentages)
Channel:
Desktop	$68,956	56%	$135,672	66%	$345,481	58%	$506,579	68%
Mobile	55,192	44	69,882	34	245,469	42	242,133	32
Total	$124,148	100%	$205,554	100%	$590,950	100%	$748,712	100%